Exhibit 99.1

Press Release

PRGX Global, Inc. Announces First Quarter

2015 Financial Results

ATLANTA, April 28, 2015 — PRGX Global, Inc. (Nasdaq:PRGX), the world’s leading provider of accounts payable recovery audit services and the pioneer in Profit Discovery™, today announced its unaudited financial results for the first quarter ended March 31, 2015.

“For the first quarter, PRGX delivered a significant increase in Adjusted EBITDA compared to the same period last year,” said Ron Stewart, president and chief executive officer. “Driving this favorable result was the steady progress reported by each of our business segments during the period.”

“As we continue to methodically reduce the cost to serve in our core business, we are successfully building complementary growth platforms focused on delivering high value solutions to our clients. A number of recent significant client wins further validates these efforts. Combined with the improvements we are making to our technology platform, I am confident we are building a highly differentiated set of global service offerings,” continued Mr. Stewart.

“We are also announcing that we have made the strategic decision to exit our Healthcare Claims Recovery Audit (HCRA) business and are actively working through a transition process with our remaining clients. We believe this decision will allow us to focus and more effectively allocate resources to areas with the strongest long-term growth potential,” concluded Mr. Stewart.

First quarter 2015 Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) was $2.5 million, or 7.4% of revenue, compared to Adjusted EBITDA of $0.5 million, or 1.4% of revenue, in the first quarter 2014. This represents a 428.6% year-over-year improvement in quarterly Adjusted EBITDA as a percentage of revenue. Schedule 3 attached to this press release provides a reconciliation of net loss to each of EBIT (Earnings Before Interest and Taxes), EBITDA and Adjusted EBITDA.

Consolidated revenue for the first quarter of 2015 was $33.1 million, compared to $37.9 million for the same period last year, a decrease of 12.6%. Adjusted for changes in foreign exchange rates, consolidated first quarter 2015 revenue decreased 7.6% compared to the same period in 2014. Excluding HCRA and adjusted for changes in foreign exchange rates, consolidated first quarter 2015 revenue decreased 5.0% compared to the same period in 2014.

Total operating expenses for the first quarter of 2015 were $34.0 million, compared to $41.4 million in the same period last year, a decrease of $7.4 million, which represents a 17.9% improvement. This decrease in total operating expenses was primarily driven by improving our operational processes while right-sizing our cost structure.

Total cost of revenue for the first quarter of 2015 was $23.8 million, or 71.8% of revenue, compared to $28.8 million, or 76.1% of revenue, in the same period last year, for a 5.6% improvement.

SG&A expenses for the first quarter of 2015 were $8.2 million, compared to $10.0 million in the same period last year, an improvement of 18.1%. Included in SG&A in the 2015 period were $1.2 million of Transformation and Equity Compensation expenses, compared to $1.0 million for the 2014 period. Excluding these expenses, SG&A improved by 21.5%.

Consolidated net loss for the first quarter of 2015 was $(3.0) million, or $(0.11) per basic and diluted share, compared to a net loss of $(3.7) million, or $(0.12) per basic and diluted share, for the same period in 2014. Included in the first quarter 2015 net loss is $1.7 million of foreign currency transaction losses on intercompany balances, compared to less than $0.1 million for the same period in 2014.

Net cash provided by operating activities for the first quarter of 2015 was $5.4 million, compared to $2.9 million in the first quarter of the prior year.

Liquidity

As of March 31, 2015, the Company had unrestricted cash and cash equivalents of $23.4 million, with $5.5 million held in the U.S. and the remainder held outside the U.S. The Company has no borrowings against its revolving credit facility and no debt outstanding.

Stock Repurchase Program

During the first quarter of 2015, the Company repurchased approximately 1.1 million shares of its outstanding common stock for an aggregate cost of $5.5 million. Since the February 2014 announcement of its stock repurchase program through April 24, 2015, the Company has repurchased 4.7 million shares, or 15.7% of its common stock outstanding as of the date of the announcement. Approximately $12 million in authorization remains under the Company’s Stock Repurchase Program. As of April 24, 2015, the Company had 25.7 million shares of common stock outstanding.

First Quarter Earnings Call

As previously announced, management will hold a conference call later this morning at 8:30 AM (Eastern time) to discuss the Company’s first quarter 2015 financial results. To access the conference call, listeners in the U.S. and Canada should dial (877) 755-7423 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial (678) 894-3069. To be admitted to the call, listeners should use passcode 29700525.

This teleconference will also be audiocast on the Internet at www.prgx.com (click on “Events & Presentations” under “Investors”). A replay of the audiocast will be available at the same location on www.prgx.com beginning approximately two hours after the conclusion of the live audiocast, extending through June 30, 2015. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from www.microsoft.com/windows/mediaplayer.

About PRGX Global, Inc.

Headquartered in Atlanta, Georgia, PRGX Global, Inc. is the world’s leading provider of accounts payable recovery audit services. With over 1,400 employees, the Company operates and serves clients in more than 30 countries and provides its services to over 75% of the top 20 global retailers. PRGX is also pioneering Profit Discovery, a unique combination of audit, analytics and advisory services that improves client financial performance. For additional information, please visit PRGX at www.prgx.com.

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s overall condition, growth initiatives and prospects, the Company’s decision to exit its HCRA business, the Company’s efforts to rationalize its expense structure, the Company’s ability to offer highly differentiated services, and the long term business objectives for the Company. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include revenue that does not meet expectations or justify costs incurred, the Company’s ability to develop material sources of new revenue in addition to revenue from its core recovery audit services, changes in the market for the Company’s services, the Company’s ability to retain and attract qualified personnel, changes to Medicare and Medicaid recovery audit contractor programs and the effects of the Company’s decision to withdraw from the Medicare RAC rebid process, costs associated with the Company’s decision to exit its HCRA business, the Company’s ability to integrate recent and future acquisitions, uncertainty in the credit markets, the Company’s ability to maintain compliance with its financial covenants, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on March 13, 2015. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

Non-GAAP Financial Measures

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and

Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future the Company will incur expenses such as those used in calculating these measures. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. Schedule 3 to this press release provides a reconciliation of net loss to each of EBIT, EBITDA and Adjusted EBITDA.

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: PRGX Global, Inc.

CONTACT: PRGX Global, Inc.

investor-relations@prgx.com

Phone: 770-779-3011

SCHEDULE 1

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue	$33,132	$37,901
Operating expenses:
Cost of revenue	23,778	28,832
Selling, general and administrative expenses	8,169	9,976
Depreciation of property and equipment	1,292	1,682
Amortization of intangible assets	746	903

Total operating expenses	33,985	41,393

Operating loss	(853)	(3,492)
Foreign currency transaction (gains) losses on short-term intercompany balances	1,692	15
Interest expense (income), net	(42)	54

Loss before income taxes	(2,503)	(3,561)
Income tax expense	455	113

Net loss	$(2,958)	$(3,674)

Basic earnings (loss) per common share	$(0.11)	$(0.12)

Diluted earnings (loss) per common share	$(0.11)	$(0.12)

Weighted average common shares outstanding:
Basic	26,394	30,159

Diluted	26,394	30,159

SCHEDULE 2

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$23,388	$25,735
Restricted cash	107	53
Receivables:
Contract receivables, net	28,673	35,182
Employee advances and miscellaneous receivables, net	1,854	1,993

Total receivables	30,527	37,175

Prepaid expenses and other current assets	2,842	3,421

Total current assets	56,864	66,384

Property and equipment, net	11,845	12,220
Goodwill	12,994	13,036
Intangible assets, net	8,651	9,439
Deferred income taxes	64	36
Other assets	1,018	1,667

Total assets	$91,436	$102,782

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$6,185	$7,397
Accrued payroll and related expenses	12,782	15,415
Refund liabilities and deferred revenue	7,310	7,566
Other current liabilities	239	—

Total current liabilities	26,516	30,378

Other long-term liabilities	1,317	1,418

Total liabilities	27,833	31,796

Shareholders’ equity:
Common stock	257	268
Additional paid-in capital	585,684	590,067
Accumulated deficit	(523,870)	(520,912)
Accumulated other comprehensive income	1,532	1,563

Total shareholders’ equity	63,603	70,986

Total liabilities and shareholders’ equity	$91,436	$102,782

SCHEDULE 3

PRGX Global, Inc. and Subsidiaries

Reconciliation of Net Loss to EBIT, EBITDA and Adjusted EBITDA

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Reconciliation of net loss to EBIT, EBITDA and Adjusted EBITDA:
Net loss	$(2,958)	$(3,674)

Income tax expense	455	113
Interest expense (income), net	(42)	54

EBIT	(2,545)	(3,507)

Depreciation of property and equipment	1,292	1,682
Amortization of intangible assets	746	903

EBITDA	(507)	(922)

Foreign currency transaction (gains) losses on short-term intercompany balances	1,692	15
Acquisition-related charges	—	19
Transformation severance and related expenses	146	385
Stock-based compensation	1,132	1,021

Adjusted EBITDA	$2,463	$518

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBIT, EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

SCHEDULE 4

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(2,958)	$(3,674)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,038	2,585
Amortization of deferred debt costs	—	16
Stock-based compensation expense	1,132	1,021
Foreign currency transaction (gains) losses on short-term intercompany balances	1,692	15
Decrease in receivables	6,084	7,232
Decrease in accounts payable, accrued payroll and other accrued expenses	(3,433)	(4,983)
Other, primarily changes in assets and liabilities	869	700

Net cash provided by operating activities	5,424	2,912

Cash flows from investing activities:
Purchases of property and equipment, net of disposals	(1,116)	(844)

Net cash used in investing activities	(1,116)	(844)

Cash flows from financing activities:
Repurchase of common stock	(5,488)	(40)
Other, net	(6)	120

Net cash (used in) provided by financing activities	(5,494)	80

Effect of exchange rates on cash and cash equivalents	(1,161)	(151)

Net (decrease) increase in cash and cash equivalents	(2,347)	1,997

Cash and cash equivalents at beginning of period	25,735	43,700

Cash and cash equivalents at end of period	$23,388	$45,697

SCHEDULE 5

PRGX Global, Inc. and Subsidiaries

Results by Operating Segment *

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014	Change
Revenue
Recovery Audit Services - Americas	$22,417	$24,798	$(2,381)
Recovery Audit Services - Europe/Asia-Pacific	9,305	9,702	(397)
Adjacent Services	1,263	2,283	(1,020)
Healthcare Claims Recovery Audit Services	147	1,118	(971)

Total	$33,132	$37,901	$(4,769)

Cost of revenue
Recovery Audit Services - Americas	$14,971	$16,000	$1,029
Recovery Audit Services - Europe/Asia-Pacific	6,437	7,417	980
Adjacent Services	1,759	3,035	1,276
Healthcare Claims Recovery Audit Services	611	2,380	1,769

Total	$23,778	$28,832	$5,054

Selling, general and administrative expenses
Recovery Audit Services - Americas	$1,521	$2,848	$1,327
Recovery Audit Services - Europe/Asia-Pacific	1,566	1,804	238
Adjacent Services	200	566	366
Healthcare Claims Recovery Audit Services	225	624	399
Corporate	4,657	4,134	(523)

Total	$8,169	$9,976	$1,807

Depreciation of property and equipment
Recovery Audit Services - Americas	$969	$1,256	$287
Recovery Audit Services - Europe/Asia-Pacific	153	146	(7)
Adjacent Services	157	160	3
Healthcare Claims Recovery Audit Services	13	120	107

Total	$1,292	$1,682	$390

Amortization of intangible assets
Recovery Audit Services - Americas	$441	$500	$59
Recovery Audit Services - Europe/Asia-Pacific	273	307	34
Adjacent Services	32	96	64

Total	$746	$903	$157

Operating income (loss)
Recovery Audit Services - Americas	$4,515	$4,194	$321
Recovery Audit Services - Europe/Asia-Pacific	876	28	848
Adjacent Services	(885)	(1,574)	689
Healthcare Claims Recovery Audit Services	(702)	(2,006)	1,304
Corporate	(4,657)	(4,134)	(523)

Total	$(853)	$(3,492)	$2,639

Adjusted EBITDA
Recovery Audit Services - Americas	$5,981	$5,958	$23
Recovery Audit Services - Europe/Asia-Pacific	1,367	560	807
Adjacent Services	(680)	(1,156)	476
Healthcare Claims Recovery Audit Services	(689)	(1,731)	1,042
Corporate	(3,516)	(3,113)	(403)

Total	$2,463	$518	$1,945

*	The Recovery Audit Services - Americas segment represents recovery audit services, excluding Healthcare Claims Recovery Audit Services, provided in the United States, Canada and Latin America. The Recovery Audit Services - Europe/Asia-Pacific segment represents recovery audit services, excluding Healthcare Claims Recovery Audit Services, provided in Europe, Asia and the Pacific region. The Adjacent Services segment represents financial advisory services and business analytics services. The Healthcare Claims Recovery Audit Services segment represents recovery audit services for healthcare claims, which consist primarily of services provided under subcontracts related to the Medicare Recovery Audit Contractor program.